Exhibit 99.1

DIAMONDCLUSTER INTERNATIONAL REPORTS THIRD QUARTER
FISCAL YEAR 2004 RESULTS
Net Revenue Increases 31% Year-Over-Year

CHICAGO, January 28, 2004–DiamondCluster International, Inc. (Nasdaq: DTPI), a premier global management consulting firm, today announced results for its third quarter of fiscal year 2004 (ended December 31, 2003).

Revenue before out-of-pocket reimbursements (“net revenue”) for the third quarter increased both sequentially and year-over-year. Net revenue in the third quarter was $39.5 million, up 31% compared with $30.1 million for the third quarter of the prior fiscal year, and up 3% compared with $38.2 million for the second quarter of fiscal year 2004. The company reported net income of $1.0 million, or $0.03 per diluted share for the December quarter. This compares favorably to a net loss of ($20.9) million, or a ($0.67) loss per share for the third quarter of the prior fiscal year, and is up 113% compared to net income of $0.5 million, or $0.01 per diluted share in the prior quarter. The company increased its cash balance by $6.5 million in the third quarter, to end the quarter with a cash balance of $79.2 million.

“We continue to benefit from the improving market environment and our track record of delivering very high-quality work,” said Mel Bergstein, chairman and CEO of DiamondCluster International. “Reflecting our strong internal execution, our revenue per professional, margins and cash flow all improved in the quarter, resulting in earnings of 3 cents per diluted share, up from 1 cent per diluted share last quarter.”

DiamondCluster served 67 clients in the third quarter, including 19 new clients that represented 9% of net revenue. The company’s top five clients represented 37% of net revenue in the third quarter. North American clients represented 61% of net revenue in the quarter.

As of December 31, 2003, DiamondCluster had 458 client-serving professionals, compared with 454 at September 30, 2003 and 613 at December 31, 2002. Annualized revenue per professional was $347 thousand in the third quarter of fiscal year 2004, up from $327 thousand in the prior quarter, and $187 thousand in the year-ago period.

“We increased our client-serving headcount in the December quarter for the first time in two and a half years,” continued Bergstein. “As we look at the March quarter, our business is off to a strong start in January as the economic recovery continues and new budget years begin for our clients. We expect net revenue for the March quarter to be in the range of $40-43 million and we expect earnings of 3 to 5 cents per diluted share.”

About DiamondCluster International

DiamondCluster International (Nasdaq: DTPI) is a premier global management consulting firm that helps leading organizations develop and implement growth strategies, improve operations, and capitalize on technology. Mobilizing multidisciplinary teams from our highly skilled strategy, technology, and operations professionals worldwide,

DiamondCluster works collaboratively with clients, unleashing the power within their own organizations to achieve sustainable business advantage. DiamondCluster is headquartered in Chicago, with offices in Europe, North America, and South America. To learn more, visit www.diamondcluster.com.

Conference Call

Management from DiamondCluster International will host a conference call today, January 28, 2004 at 8:00 am CT to discuss the results of the quarter. The call will be broadcast live and archived on DiamondCluster’s web site at www.diamondcluster.com.

Forward-Looking Statement

Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to successfully integrate acquisitions, the timing of the economic recovery in the U.S. and European markets, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, recruitment and retention of personnel, absence of long-term contracts with clients, growth management, project risks, and technological advances. Material risks and uncertainties are highlighted in our filings with the SEC, including the Form 10-Q for the quarter ended September 30, 2003.

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,

	2003	2002	2003	2002

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE:
Revenue before out-of-pocket reimbursements (net revenue)	$39,510	$30,077	$111,753	$106,511
Out-of-pocket reimbursements	5,280	3,451	15,620	15,502

Total Revenue	44,790	33,528	127,373	122,013
OPERATING EXPENSES:
Project personnel and related expenses before out-of-pocket reimbursable expenses	25,931	26,786	74,299	85,179
Out-of-pocket reimbursable expenses	5,280	3,451	15,620	15,502

Total project personnel and related expenses	31,211	30,237	89,919	100,681
Professional development and recruiting	1,396	1,104	3,237	3,256
Marketing and sales	598	788	1,873	3,628
Management and administrative support	8,079	8,233	25,508	28,534
Non-cash compensation	2,445	10,549	10,748	44,006
Restructuring charge	—	8,409	4,233	29,266

Total operating expenses	43,729	59,320	135,518	209,371

INCOME (LOSS) FROM OPERATIONS	1,061	(25,792)	(8,145)	(87,358)
OTHER INCOME (EXPENSE), NET	289	337	904	(38)

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,350	(25,455)	(7,241)	(87,396)
INCOME TAX EXPENSE (BENEFIT)	370	(4,538)	1,371	(13,830)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	980	(20,917)	(8,612)	(73,566)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF ZERO	—	—	—	(140,864)

NET INCOME (LOSS)	$980	$(20,917)	$(8,612)	$(214,430)

BASIC INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$0.03	$(0.67)	$(0.26)	$(2.34)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(4.47)

NET INCOME (LOSS)	$0.03	$(0.67)	$(0.26)	$(6.81)

DILUTED INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$0.03	$(0.67)	$(0.26)	$(2.34)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(4.47)

NET INCOME (LOSS)	$0.03	$(0.67)	$(0.26)	$(6.81)

SHARES USED IN COMPUTING BASIC INCOME (LOSS) PER SHARE OF COMMON STOCK	33,145	31,398	32,528	31,483
SHARES USED IN COMPUTING DILUTED INCOME (LOSS) PER SHARE OF COMMON STOCK	35,327	31,398	32,528	31,483

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	March 31,
ASSETS	2003	2003

	(Unaudited)
Current assets:
Cash and cash equivalents	$79,182	$75,328
Accounts receivable, net of allowance of $2,166 and $1,597 as of December 31, 2003 and March 31, 2003, respectively	20,132	16,314
Prepaid expenses	7,307	5,598

Total current assets	106,621	97,240
Computers, equipment, leasehold improvements and software, net	7,719	10,349
Other assets	781	1,902

Total assets	$115,121	$109,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,848	$4,193
Restructuring accrual, current portion	4,158	7,134
Accrued expenses and other	21,050	18,587

Total current liabilities	31,056	29,914
Restructuring accrual, less current portion	6,900	7,200

Total liabilities	37,956	37,114
Stockholders’ equity:
Common stock, 34,385 shares outstanding as of December 31, 2003 and 31,832 shares outstanding as of March 31, 2003	564,540	592,334
Unearned compensation	(7,305)	(47,330)
Accumulated other comprehensive income	2,463	1,294
Accumulated deficit	(482,533)	(473,921)

Total stockholders’ equity	77,165	72,377

Total liabilities and stockholders’ equity	$115,121	$109,491

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,

	2003	2002	2003	2002

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Income (Loss) before cumulative effect of change in accounting principle	$980	$(20,917)	$(8,612)	$(73,566)
Adjustments to reconcile income (loss) before cumulative effect of change in accounting principle to net cash provided by (used in) operating activities:
Restructuring charge	—	8,409	4,233	29,266
Depreciation and amortization	1,187	1,345	3,574	4,490
Write-down of net book value of property, plant, and equipment	1	267	345	1,601
Noncash compensation	2,445	10,549	10,748	44,006
Deferred income taxes	—	(6,013)	—	(15,134)
Tax benefits from employee stock plans	(226)	42	—	324
Changes in assets and liabilities:
Accounts receivable	4,830	4,694	(1,893)	6,415
Prepaid expenses and other	70	(1,040)	(901)	1,253
Accounts payable	(513)	(632)	312	(495)
Restructuring accrual	(831)	(5,307)	(7,528)	(11,723)
Other assets and liabilities	(1,241)	2,949	2,474	3,768

Net cash provided by (used in) operating activities	6,702	(5,654)	2,752	(9,795)

Cash flows from investing activities:
Capital expenditures, net	(288)	(203)	(632)	(1,293)
Other assets	161	155	796	656

Net cash provided by (used in) investing activities	(127)	(48)	164	(637)

Cash flows from financing activities:
Common stock issued	3,365	328	4,269	3,799
Purchase of treasury stock	(4,947)	—	(4,947)	(5,187)

Net cash provided by (used in) financing activities	(1,582)	328	(678)	(1,388)

Effect of exchange rate changes on cash	1,524	189	1,616	2,048

Net increase (decrease) in cash and cash equivalents	6,517	(5,185)	3,854	(9,772)
Cash and cash equivalents at beginning of period	72,665	92,186	75,328	96,773

Cash and cash equivalents at end of period	$79,182	$87,001	$79,182	$87,001